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Exhibit 3.108

AGREEMENT OF MERGER

OF

ISI ACQUISITION CORPORATION

AND

SAT CORPORATION

        AGREEMENT OF MERGER entered into on August 30, 2000 by ISI Acquisition Corporation and SAT Corporation as approved by the Board of Directors and shareholders of each of said corporations:

        1.     ISI Acquisition Corporation, which is a corporation incorporated in the State of California, and which is sometimes hereinafter referred to as the "Disappearing Corporation", shall be merged with and into SAT Corporation, which is a corporation incorporated in the State of California, and which is sometimes hereinafter referred to as the "Surviving Corporation".

        2.     The separate existence of the Disappearing Corporation shall cease upon the effective date of the merger in accordance with the provisions of the General Corporation Law of the State of California.

        3.     The Surviving Corporation shall continue its existence under its present name pursuant to the provisions of the General Corporation Law of the State of California.

        4.     The Articles of Incorporation of the Surviving Corporation shall be those Articles of Incorporation of the Surviving Corporation in effect immediately prior to the effective date of the merger, as amended and restated to read as set forth in Exhibit A attached hereto in full.

        5.     (a)    At the effective time of the merger, by virtue of the merger and without any further action on the part of any of the Disappearing Corporation, the Surviving Corporation or Integral Systems Inc., a Maryland corporation and the Disappearing Corporation's parent corporation (the "Parent"):

              (i)  each share of Surviving Corporation's common stock outstanding immediately prior to the effective time of the merger, shall be converted into the right to receive that fraction of a share of the common stock of the Parent, par value $0.01 per share (the "Parent Common Stock"), equal to the Applicable Fraction (as defined below); and

             (ii)  each share of the common stock of the Disappearing Corporation outstanding immediately prior to the effective time of the merger shall be converted into one share of common stock of the Surviving Corporation.

          (b)   For purposes of this Agreement of Merger

              (i)  The "Applicable Fraction" shall be the fraction: (a) having a numerator equal to the Purchase Price (as defined below), and (b) having a denominator equal to 4,000,000

             (ii)  The "Purchase Price shall be equal to 650,000 shares of Parent Common Stock.

        6.     The Agreement of Merger herein entered into and approved shall be submitted to the shareholders entitled to vote thereon of the Disappearing Corporation and of the Surviving Corporation for their approval or rejection in the manner prescribed by the provisions of the General Corporation Law of the State of California.

        7.     In the event that this Agreement of Merger shall have been approved by the shareholders entitled to vote of the Disappearing Corporation and of the Surviving Corporation in the manner prescribed by the provisions of the General Corporation Law of the State of California, the Disappearing Corporation and the Surviving Corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of

California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

        8.     The Board of Directors and the proper officer of the Disappearing Corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

        9.     This Agreement of Merger may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts together shall constitute one and the same Agreement.

 CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

        Thomas L. Gough and Elaine M. Parfitt state and certify that:

        1.     They are the President and Secretary, respectively, of ISI Acquisition Corporation, a California corporation (the "Corporation").

        2.     The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholders of the Corporation.

        3.     There is only one class of shares of the Corporation and the total number of outstanding shares is 500.

        4.     The shareholder percentage vote required for the aforesaid approval was 51%. The Agreement of Merger was approved by the sole shareholder of the Corporation.

        5.     The principal terms of the Agreement of Merger in the form attached were approved by the Corporation by a vote of the number of shares which equaled or exceeded the vote required. No vote of the shareholders of Integral Systems, Inc., a Maryland corporation and the Corporation's parent corporation, was required.

        On the date set forth below, in the City of Lanham in the State of Maryland, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he or she signed the foregoing certificate in the official capacity set forth beneath his or her signature, and that the statements set forth in said certificate are true of his or her own knowledge.

Signed on August 29, 2000

		By:	/s/ Thomas L. Gough Thomas L. Gough, President
By:	/s/ Elaine M. Parfitt Elaine M. Parfitt, Secretary

 CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

        Herbert Pardula and Todd Pardula state and certify that:

        1.     They are the President and Assistant Secretary, respectively, of SAT Corporation, a California corporation (the "Corporation").

        2.     The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholders of the Corporation.

        3.     There is only one class of shares of the Corporation and the total number of outstanding shares is Four Million (4,000,000).

        4.     The shareholder percentage vote required for the aforesaid approval was 51%. The Agreement of Merger received unanimous shareholder approval.

        5.     The principal terms of the Agreement of Merger in the form attached were approved by the Corporation by a vote of the number of shares which equaled or exceeded the vote required.

        On the date set forth below, in the City of Sunnyvale in the State of California, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

Signed on August 28, 2000

By:	/s/ Herbert Pardula Herbert Pardula, President
By:	/s/ Todd Pardula Todd Pardula, Assistant Secretary

 EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SAT CORPORATION

        FIRST:    The name of the corporation (hereinafter referred to as the "Corporation") is SAT Corporation.

        SECOND:    The existence of the Corporation is perpetual.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

        FOURTH:    The total number of shares which the Corporation is authorized to issue is 1,000, all of which are of one class and of a par value of $0.01 each, and all of which are Common shares.

        The Board of Directors of the Corporation may issue any or all of the aforesaid authorized shares of the Corporation from time to time for such consideration as it shall determine and may determine from time to time the amount of such consideration, if any, to be credited to paid-in surplus.

        FIFTH:    In the interim between meetings of shareholders held for the election of directors or for the removal of one or more directors and the election of the replacement or replacements thereat, any vacancy which results by reason of the removal of a director or directors by the shareholders entitled to vote in an election of directors, and which has not been filled by said shareholders, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director, as the case may be.

        SIXTH:    The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        SEVENTH:    The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its shareholders through bylaw provisions or through written agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

        The merger herein provided for shall become effective on the filing date.

Signed on August     , 2000

ISI Acquisition Corporation
By:	Thomas L. Gough, President
By:	Elaine M. Parfitt, Secretary

Signed on August 28, 2000

SAT Corporation
By:	/s/ Herbert Pardula Herbert Pardula, President
By:	/s/ Todd Pardula Todd Pardula, Assistant Secretary

        The merger herein provided for shall become effective on the filing date.

Signed on August 29, 2000

ISI Acquisition Corporation
By:	/s/ Thomas L. Gough Thomas L. Gough, President
By:	/s/ Elaine M. Parfitt Elaine M. Parfitt, Secretary

Signed on August     , 2000

SAT Corporation
By:	Herbert Pardula, President
By:	Richard Landes, Assistant Secretary

QuickLinks

  Exhibit 3.108
AGREEMENT OF MERGER OF ISI ACQUISITION CORPORATION AND SAT CORPORATION
CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER
CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER
EXHIBIT A AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SAT CORPORATION